                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                 CARRIER 1 INTERNATIONAL S.A.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                                                          [LOGO]

                          CARRIER1 INTERNATIONAL S.A.
                                SOCIETE ANONYME

Stig Johansson
Director, President and Chief Executive Officer

May 15, 2000

To Our Shareholders:

    We have set our 2000 annual meeting of shareholders for Tuesday, June 13, 2000, to commence at 11:00 a.m. (local time) at Le Royal Hotel, 12 Boulevard Royal, L-2449, Luxembourg.

    At the annual meeting, shareholders will consider and vote on matters we are required to submit to you under the law of Luxembourg, the country of our organization. These matters consist of approval of our statutory accounts and the related reports of our Board of Directors and our statutory auditors, the allocation of the financial result for the year ended December 31, 1999 and the discharge under Luxembourg Law of our Board's and our statutory auditors' execution of their mandates for the year ended December 31, 1999. The annual meeting will be followed immediately by a special meeting to approve amendments to our articles of incorporation, including an increase in our authorized capital, the insertion of a new article to authorize the Board to fix record dates for future shareholders' meetings, dividend entitlement and other specified purposes, and the elimination of a shareholder's option to receive bearer shares. These are important matters and we urge each of you to sign, date, and return the enclosed proxy cards as promptly as possible, even if you plan to attend the meetings.

    We appreciate the continuing support of our shareholders.

                                          On behalf of the Board of Directors,

                                          /s/ Stig Johansson

                                          Stig Johansson
                                          Director, President and
                                          Chief Executive Officer

                                                                          [LOGO]

                          CARRIER1 INTERNATIONAL S.A.
                                SOCIETE ANONYME

                            ------------------------

          NOTICE OF ANNUAL MEETING AND SPECIAL MEETING OF SHAREHOLDERS

                            ------------------------

DATE:  Tuesday, June 13, 2000

TIME:  11:00 a.m.

PLACE: Le Royal Hotel
     12 Boulevard Royal
     L-2449, Luxembourg.

MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING:

1. Approval of the Company's statutory accounts for the year ended December 31, 1999, and the reports of the Company's statutory auditors, dated February 11, 2000, and the Board of Directors on the statutory accounts, dated May 2, 2000.

2. Determination to carry forward the loss reported by the Company for the year ended December 31, 1999 to the year commencing January 1, 2000.

3. Discharge of the Board of Directors of the Company--pursuant to Article 74 of Luxembourg's Company Law--from the execution of their mandate as directors for the year ended December 31, 1999.

4. Discharge of the statutory auditors of the Company--pursuant to Article 74 of Luxembourg's Company Law--from the execution of their mandate as statutory auditors for the year ended December 31, 1999.

5. Any other matter properly brought before the shareholders at the annual meeting or any adjournment thereof, including procedural matters relating to the conduct of the meeting under the Luxembourg Company Law.

MATTERS TO BE VOTED UPON AT THE SPECIAL MEETING:

6. Amendment to the Company's Articles of Incorporation to increase the number of shares that the Board of Directors is authorized to issue from 55,000,000 to 100,000,000.

7. Amendment to the Company's Articles of Incorporation to authorize the Board of Directors to fix record dates for shareholders' meetings, dividend entitlement and other specified purposes.

8. Amendment to the Company's Articles of Incorporation to eliminate the shareholder's option for shares to be issued in bearer form.

9. Any other matter properly brought before the shareholders at the special meeting or any adjournment thereof, including procedural matters relating to the conduct of the meeting under the Luxembourg Company Law.

    The address of the Company's registered office is Route d'Arlon 3, L-8009 Strassen, Luxembourg and its telephone number is 411 297 2600. The Company is organized in Luxembourg as a Societe Anonyme with registrar number RC Luxembourg B 65864.

                                          On Behalf of the Board of Directors,

                                          Stig Johansson
                                          Director, President
                                          and Chief Executive Officer

May 15, 2000

                                                                          [LOGO]

                          CARRIER1 INTERNATIONAL S.A.
                                SOCIETE ANONYME
                                ROUTE D'ARLON 3
                          L-8009 STRASSEN, LUXEMBOURG

                            ------------------------

                                PROXY STATEMENT

    Your votes at the annual meeting and at the special meeting are important to us. Please vote your common shares of the Company's capital by completing the enclosed proxy cards and returning them to us in the enclosed envelopes. This Proxy Statement has information about the annual meeting and the special meeting and was prepared by the Company's management for the Board of Directors. This Proxy Statement was first mailed to shareholders on May 15, 2000.

                                    CONTENTS

GENERAL INFORMATION ABOUT VOTING............................      2

PROPOSAL NOS. 1-4 PROPOSALS FOR SUBMISSION TO THE
  SHAREHOLDERS UNDER LUXEMBOURG LAW.........................      4

PROPOSAL NO. 6 PROPOSED AMENDMENT TO ARTICLES OF
  INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL..........      4

PROPOSAL NO. 7 PROPOSED AMENDMENT TO ARTICLES OF
  INCORPORATION TO AUTHORIZE THE BOARD TO FIX RECORD DATES
  FOR SHAREHOLDER MEETINGS, DIVIDEND ENTITLEMENT AND OTHER
  SPECIFIED PURPOSES........................................      5

PROPOSAL NO. 8 PROPOSED AMENDMENT TO ARTICLES OF
  INCORPORATION TO ELIMINATE A SHAREHOLDER'S OPTION TO
  RECEIVE BEARER SHARES.....................................      6

DIRECTORS AND EXECUTIVE OFFICERS............................      7

BOARD OF DIRECTORS..........................................     10

EXECUTIVE COMPENSATION......................................     11

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............     13

BENEFICIAL OWNERSHIP........................................     17

OTHER MATTERS...............................................     20

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING...............     20

MATERIAL INCORPORATED BY REFERENCE..........................     21

                        GENERAL INFORMATION ABOUT VOTING

WHO IS SOLICITING YOUR VOTE?

    These proxy materials are furnished in connection with the solicitation by the Board of Directors of Carrier1 International S.A. ("Carrier1" or the "Company") of proxies to be voted at the Company's 2000 annual meeting, at a special meeting to be held immediately following the annual meeting and at any meeting following an adjournment, postponement, or continuation of either meeting.

WHO CAN VOTE?

    You can vote your shares of the Company's capital if our records show that you owned the shares on June 13, 2000. If your shares are held in the name of your broker, a bank, or other nominee, that party may have other procedures for determining your entitlement to vote. You should contact that party for more information about this. A total of 41,719,178 common shares of the Company's capital can vote at the meetings. You get one vote for each common share of the Company's capital. The enclosed proxy cards show the number of shares you can vote.

WHO ARE THE PROXYHOLDERS?

    The persons named in the enclosed proxy are directors or officers of the Company. A shareholder has the right to appoint a person (who need not be a shareholder of the Company) as proxy to attend and act on such shareholder's behalf at the annual meeting and the special meeting.

HOW DO I VOTE BY PROXY?

    Follow the instructions on the enclosed proxy cards to vote on each proposal to be considered at each of the annual meeting and the special meeting. Sign and date the proxy cards and mail them back to us in the enclosed envelopes. The common shares of the Company's capital represented by any valid proxy in favor of management's nominees named in the accompanying proxy will be voted for, against, or withheld from voting (abstain) on all matters specified in the form of proxy, in accordance with any specification or instruction made by a shareholder on the proxy. In the absence of any such specification or instruction, such common shares of the Company's capital will be voted for, against, or withheld from voting (abstain) on all of the matters specified in the form of proxy as the proxyholder shall determine, in his discretion.

    The accompanying proxies for the annual meeting and the special meeting confer discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in this notice and proxy statement and with respect to such other business or matters which may properly come before the annual meeting, the special meeting or any adjournment.

WHAT IF OTHER MATTERS COME UP AT THE MEETINGS?

    The matters described in this proxy statement are the only matters we know of that will be voted on at the annual meeting and the special meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARDS?

    Yes. At any time before the vote on a proposal, you can change your vote either by giving us a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING OR SPECIAL MEETING RATHER THAN BY
  COMPLETING THE PROXY CARDS?

    Although we encourage you to complete and return the proxy cards to ensure that your vote is counted, you can attend the annual meeting and the special meeting and vote your shares in person.

WHAT DO I DO IF MY SHARES ARE HELD IN "STREET NAME"?

    If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares. Please contact the person responsible for your account and give instructions for a proxy card to be signed representing your common shares of the Company's capital. We urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to our proxy solicitation firm, Innisfree M & A Incorporated so that we may be aware of all instructions given and can attempt to ensure that such instructions are followed. You can contact Innisfree from within the United States at 888-750-5834, or from outside the United States at (212) 750-5833. Their address is 501 Madison Avenue, New York, New York 10022, U.S.A.

WHO PAYS FOR THIS PROXY SOLICITATION?

    We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive extra compensation for doing this. We have retained Innisfree M & A Incorporated to assist us in soliciting your proxy for a fee of $8,500, plus reasonable out-of-pocket expenses.

    WE WILL REQUEST THAT BANKS, BROKERAGE HOUSES, AND OTHER CUSTODIANS, NOMINEES, AND FIDUCIARIES FORWARD OUR PROXY SOLICITATION MATERIALS TO THE BENEFICIAL OWNERS OF COMMON SHARES OF OUR CAPITAL THAT SUCH INSTITUTIONS HOLD OF RECORD. WE WILL REIMBURSE SUCH INSTITUTIONS FOR THEIR REASONABLE OUT-OF-POCKET EXPENSES.

HOW ARE VOTES COUNTED?

    Under Luxembourg law, actions requiring the approval of shareholders can generally be taken at an ordinary meeting, including the annual meeting, by approval of the holders of a simple majority of shares present or represented, and voting, without regard to any minimum quorum requirements. At a special meeting, a quorum of 50% of the outstanding shares and the approval of the holders of two thirds of the shares present or represented are required to amend the articles of incorporation. Other actions specified by Luxembourg law or the articles of incorporation may require a super-majority vote or a specified quorum. If a quorum that is required is not achieved, a new meeting may be called at which no quorum is required.

    At special meetings, for which a quorum is required, abstentions and broker non-votes are each included in the determination of the number of shares present. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions and broker non-votes will have the effect of "AGAINST" votes on matters at the special meeting because the vote of two thirds of the shares present is required to approve a proposal. However, because abstentions and broker non-votes are not votes cast, they will not be counted among the shares voted on matters at the annual meeting which require the approval of the majority of shares voted.

    Our register of shareholders indicates that one shareholder of record, Carrier One LLC, holds enough shares by itself to approve each of the proposals presented here. We believe Carrier One LLC will vote "FOR" approval of the proposals. Information about the beneficial owners of Carrier1 and Carrier One LLC appears in this proxy statement.

                               PROPOSAL NOS. 1-4
                        PROPOSALS FOR SUBMISSION TO THE
                       SHAREHOLDERS UNDER LUXEMBOURG LAW

    The Board will submit to the shareholders at the annual meeting for their consideration and approval the following matters as required by Luxembourg's Company Law:

1. A proposal to approve the Company's statutory accounts for the year ended December 31, 1999, and the reports of the Company's statutory auditors, dated February 11, 2000, and the Board of Directors on the statutory accounts, dated May 2, 2000;

2. A proposal to carry forward the loss reported by the Company for the year ended December 31, 1999 to the year commencing January 1, 2000.

3.  A proposal to discharge the Board of Directors of the Company--pursuant to
    Article 74 of Luxembourg's Company Law--from the execution of their mandate as directors for the year ended December 31, 1999.

4.  A proposal to discharge the statutory auditors of the Company--pursuant to
    Article 74 of Luxembourg's Company Law--from the execution of their mandate as statutory auditors for the year ended December 31, 1999.

         WE RECOMMEND THAT YOU VOTE "FOR" APPROVAL OF THESE PROPOSALS.

    Our statutory accounts and the related reports appear in our Annual Report for 1999, which we are sending with these proxy materials. Because these accounts and reports are presented to you only for purposes of Luxembourg law, we urge you to read them together with the consolidated financial statements and other information that are also included in our Annual Report.

    Article 74 of Luxembourg's Company Act sets forth that the shareholders at the annual meeting, after having heard the reports of the statutory auditors and the board of directors and discussing the annual accounts, vote on the approval of the annual accounts and the discharge to be given to the directors and the statutory auditors. The approval of Proposals 3. and 4. will have the effect of preventing the Company from making claims against a director or our statutory auditors, respectively, for breach of his or their duties under Luxembourg law from the period of our organization through December 31, 1999.

    Our independent statutory auditors for the year ended December 31, 1999 were Deloitte & Touche SA, Luxembourg. A representative of our statutory auditors is not expected to be present at the annual meeting or the special meeting and will therefore not be available to respond to questions.

                                 PROPOSAL NO. 6
                       PROPOSED AMENDMENT TO ARTICLES OF
                INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL

    We propose to amend our Articles of Incorporation to increase the number of shares that the Board of Directors is authorized to issue (the "Authorized Capital") from 55,000,000 to 100,000,000. If the proposal is approved, the additional 45,000,000 shares will be a part of the existing class of common shares. If issued, they will have the same rights and privileges as the shares presently outstanding. The proposal will not change the par value of each common share, which will remain at $2.00 per share.

    We believe the availability of these additional shares will provide us with the flexibility to issue common shares for a variety of proper corporate purposes as our Board may deem advisable. These purposes could include, among other things, the sale of shares to obtain additional capital funds, the purchase of property, the acquisition of other companies, the use of additional shares for various equity compensation and other employee benefit plans, the future declaration of share dividends or other employee benefit plans, and the future declaration of share dividends or distributions. The issuance of additional shares could have a dilutive effect: (i) on earnings and book value per share, and (ii) for a shareholder who does not purchase additional shares to maintain his/her pro rata interest, on a shareholder's percentage voting power in the Company. We have no present intention to use the additional shares to deter a change in control. In any event, the additional shares would be unlikely to have such a deterring affect because more than a majority of our shares are held by a single shareholder of record.

    The additional shares would be available for issuance without further action by our shareholders, except as may be required by law, regulation or stock exchange rules. On some specified occasions, the rules of the Nasdaq National Market, on which our American Depositary Receipts are quoted, require a shareholder vote for the issuance of shares.

    Under an existing provision of our Articles of Incorporation, our Board is specifically permitted to issue shares up to the total Authorized Capital without reserving for shareholders a preferential or pre-emptive right to subscribe for the shares to be issued.

    As of May 1, 2000, we had 41,719,178 shares outstanding. Of our authorized but unissued shares, the Articles specifically reserve shares for exercises of employee options and outstanding warrants. Reserving shares does not limit the use of additional authorized shares for the same or similar purposes, but shares reserved for a specific purpose are not permitted to be issued for any other purpose.

          WE RECOMMEND THAT YOU VOTE "FOR" APPROVAL OF THIS PROPOSAL.

    TEXT OF THE AMENDMENT. If shareholders approve this proposal, the second paragraph of Article 5 of our Articles of Incorporation will be amended as follows (with deletions struck through and insertions double underlined):

       "The authorized capital of the corporation is fixed at TWO HUNDRED MILLION UNITED STATES DOLLARS (200,000,000.-USD) to be divided into ONE HUNDRED MILLION SHARES (100,000,000) shares with a par value of TWO UNITED STATES DOLLARS (2.- USD) each."

    EFFECTIVE DATE OF AMENDMENT. If the shareholders adopt the proposed amendment, it will become effective as of the date of the special meeting.

                                 PROPOSAL NO. 7
                PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION
                 TO AUTHORIZE THE BOARD TO FIX RECORD DATES FOR
                   SHAREHOLDER MEETINGS, DIVIDEND ENTITLEMENT
                          AND OTHER SPECIFIED PURPOSES

    We propose to amend our Articles of Incorporation to authorize the Board of Directors to fix record dates for shareholders' meetings from time to time for the purpose of determining the shareholders of the Company entitled to notice of or to vote at any such meeting, or any adjournment of such meeting, and for certain other specified purposes.

    If the proposal is approved, the Board will be authorized to fix, in advance of a shareholders' meeting, including both an annual meeting and a special meeting, a record date which must be between sixty and ten days before the date of such meeting.

    The authority to select a record date is important because it will allow the Company to determine in advance of a meeting the identity of shareholders entitled to receive notice of or to vote at that meeting. We believe that this will assist the Company to conduct future meetings more efficiently and to provide proxy information to shareholders on a timely basis.

    In addition to having the authority to fix record dates for this purpose, the Board will also be authorized to fix record dates for purposes including determining the shareholders entitled to receive dividends or other distributions or to exercise certain other rights.

          WE RECOMMEND THAT YOU VOTE "FOR" APPROVAL OF THIS PROPOSAL.

    TEXT OF THE AMENDMENT. If shareholders approve this proposal, a new paragraph will be inserted in Article 5 of our Articles of Incorporation, immediately preceding Article 6, reading in its entirety as follows:

       "For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action."

    EFFECTIVE DATE OF AMENDMENT. If the shareholders adopt the proposed amendment, it will become effective as of the date of the special meeting

                                 PROPOSAL NO. 8
                       PROPOSED AMENDMENT TO ARTICLES OF
               INCORPORATION TO ELIMINATE A SHAREHOLDER'S OPTION
                            TO RECEIVE BEARER SHARES

    We propose to amend our Articles of Incorporation to eliminate the shareholder's option for shares to be issued in bearer form. The Articles provide that shares may be issued in registered or bearer form, at the shareholder's option. The Company's current shareholders all hold their shares in registered form. The proposed amendment would not affect the form in which shares are held by current shareholders, but would preclude future shareholders from electing to hold shares of the Company in bearer form, unless the Board otherwise determines.

          WE RECOMMEND THAT YOU VOTE "FOR" APPROVAL OF THIS PROPOSAL.

    TEXT OF THE AMENDMENT. If shareholders approve this proposal, the eighth paragraph of Article 5 of our Articles of Incorporation will be amended as follows (with deletions struck through and insertions double underlined):

       "Shares shall be issued in registered form, unless the board of directors otherwise determines."

    EFFECTIVE DATE OF AMENDMENT. If the shareholders adopt the proposed amendment, it will become effective as of the date of the special meeting.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the directors and executive officers of Carrier1 as of December 31, 1999.

NAME                                     AGE      POSITION WITH CARRIER1
----                                   --------   ----------------------
Stig Johansson.......................     57      Chief Executive Officer, President and Director of
                                                  Carrier1 International

Eugene A. Rizzo......................     48      Vice President, Sales and Marketing

Terje Nordahl........................     52      Chief Operating Officer

Joachim W. Bauer.....................     55      Chief Financial Officer

Kees van Ophem.......................     37      Vice President, Purchase and General Counsel

Neil E. Craven.......................     31      Vice President, Business Development

Alex Schmid..........................     31      Vice President, Strategic Development

Glenn M. Creamer.....................     37      Director of Carrier1 International

Jonathan E. Dick.....................     41      Director of Carrier1 International

Mark A. Pelson.......................     37      Director of Carrier1 International

Victor A. Pelson.....................     62      Director of Carrier1 International

Thomas J. Wynne......................     59      Director of Carrier1 International

    STIG JOHANSSON has served as a director of Carrier1 International since August 1998 and as our Chief Executive Officer and President since March 1998 and has more than 30 years of experience in the telecommunications industry. Prior to founding Carrier1, Mr. Johansson was President of Unisource Carrier Services AG from September 1996 until February 1998, where he was responsible for transforming Unisource Carrier Services from a network development and planning company into a fully commercial, wholesale carrier of international traffic. Mr. Johansson was a member of Unisource N.V.'s supervisory Board from 1992 until 1996. Prior to joining Unisource Carrier Services, Mr. Johansson worked for Telia AB, the Swedish incumbent telephone operator, where he was most recently Executive Vice President. During his 26 years at Telia, Mr. Johansson held a variety of positions. He began in 1970 working in engineering operations and rose to head of strategic network planning (1977), general manager of the Norrkoping Telecom region (1978), head of CPE-business division (1980), executive vice president and marketing director of Televerkit/Telia AB (1984) and Executive Vice President responsible for Telia's start-up operations in the Nordic countries and the United Kingdom (1995). He was a member of Telia's corporate management Board from 1985 to 1996. Mr. Johansson holds a Master's degree in Business Economics from Hermods Institut, Sweden and a degree of Engineer of Telecommunications from Lulea College, and he completed a senior executive business course at IMD in Lausanne, Switzerland. He is a citizen of Sweden.

    EUGENE A. RIZZO has served as our Vice President, Sales and Marketing since March 1998 and has over 22 years of experience in international sales and marketing and 11 years of experience in the telecommunications industry. From 1993 to 1998, Mr. Rizzo managed sales and marketing groups for several affiliates of Unisource NV, including Unisource Carrier Services and AT&T-Unisource Communications Services, an international joint venture between AT&T Corp. and Unisource NV. Prior to joining Unisource, Mr. Rizzo held various marketing and management positions with International Business Machines Corporation, or "IBM", Wang Laboratories, Inc. and Tandem Computers Inc. While at Tandem, Mr. Rizzo assisted in the start-up of Tandem's European Telco Group. Mr. Rizzo holds a Master of Business Administration degree from the University of Massachusetts. He is a citizen of the United States.

    TERJE NORDAHL has served as our Chief Operating Officer since March 1998 and has 26 years of experience in telecommunications operations. Mr. Nordahl also has extensive experience in the computer and Internet industry. As a Managing Director at Unisource Business Networks BV from 1997 to 1998, he established and built the Unisource Business Data Network in Norway. From 1995 to 1997,
Mr. Nordahl was President of Telia AS (Norway), Telia's subsidiary in Norway, where he supervised the building of an ATM backbone network with integrated voice and data services. From 1993 to 1995, Mr. Nordahl established and operated Creative Technology Management AS, which provided business development services for government and industrial organizations. Prior to establishing CTM, Mr. Nordahl held engineering, development and marketing positions with various companies, including IBM and telecommunications companies affiliated with Ericsson (L.M.) Telephone Co. and ITT Corp. Mr. Nordahl holds a First Honors Bachelor of Science degree from Heriot-Watt University, Edinburgh and has completed the INSEAD Advanced Management Program. He is a citizen of Norway.

    JOACHIM W. BAUER has served as our Chief Financial Officer since March 1998 and has six years of experience in the telecommunications industry. From 1994 to 1998, Mr. Bauer served as Chief Financial Officer of Unisource Carrier Services. Before joining Unisource Carrier Services, Mr. Bauer held various management positions with IBM and its affiliates, including Controller of IBM (Switzerland). Mr. Bauer graduated from a commercial school in Zurich, was educated at IMEDE business school, Lausanne, Switzerland, and completed the senior executive program of the Swiss Executive School (SKU). Mr. Bauer holds a Certified Diploma in Accounting and Finance (CPA). He is a citizen of Germany.

    KEES VAN OPHEM has served as our Vice President, Purchase and General Counsel since March 1998, with responsibility for interconnection, licensing, legal affairs and carrier relations. Mr. van Ophem has eight years of experience in the telecommunications industry. Prior to joining us, he was Vice President, Purchase and General Counsel for Unisource Carrier Services from 1994 to 1998 and was on its management Board from its inception in early 1994. From 1992 to 1994 Mr. van Ophem served as legal counsel to Royal PTT Nederland NV (KPN), with responsibility for the legal aspects of its start-up ventures in Hungary, Bulgaria, Czech Republic and Ukraine and the formation of Unisource Carrier Services. Prior to joining KPN, Mr. van Ophem worked at law firms in Europe and the United States. Mr. van Ophem holds a Juris Doctorate degree from the University of Amsterdam and, as a Fulbright scholar, a Master of Laws degree in International Legal Studies from New York University. He is a citizen of The Netherlands.

    NEIL E. CRAVEN has served as our Vice President, Business Development since March 1998 and has six years of experience in the telecommunications industry. From 1995 to 1998, Mr. Craven was a member of the management team at Unisource Carrier Services, initially responsible for Corporate Strategy and Planning and later serving as Vice President of Business Development. Prior to joining Unisource Carrier Services, Mr. Craven was employed by Siemens AG in Germany, where he worked on various international infrastructure projects. Mr. Craven has an Honors degree in Computer Engineering from Trinity College, Dublin and a Master of Business Administration degree from the Rotterdam School of Management. He is a citizen of Ireland.

    ALEX SCHMID has served as our Vice President, Strategic Development since December 1999 and has over seven years of experience in international telecommunications, Internet technology and media industry investments. Immediately prior to joining us, Mr. Schmid was the General Partner of personal investment vehicles targeting the technology, Internet, telecommunications and media industries. From February 1996 until September 1998, Mr. Schmid was a Managing Director and Head of Private Equity for the Bank Austria Group, where he was responsible for investing primarily in European telecommunications and telecommunications-related companies and investment vehicles. Mr. Schmid also served on the Board of directors of Central Europe Telecom Investment L.P., a venture capital fund targeting investments in telecommunications and telecommunications-related companies in Central Europe. From August 1995 until February 1996, Mr. Schmid was a Vice President at AIG Capital Partners. From March 1993 until

August 1995, Mr. Schmid was an Associate of the Private Equity Group at Creditanstalt. Mr. Schmid is a graduate of the Wharton School at the University of Pennsylvania with a Bachelor of Science in Economics. He is a German citizen.

    GLENN M. CREAMER has served as a director of Carrier1 International since August 1998. Mr. Creamer has been a Managing Director of Providence Equity Partners Inc. since its inception in 1996 and is also a General Partner of Providence Ventures L.P., which was formed in 1991. Mr. Creamer is a director of American Cellular Corporation, Celpage, Inc., Epoch Networks, Inc., Digiplex S.A. (formerly Hubco S.A.), Wireless One Network L.P. and 360 Networks inc (formerly Worldwide Fiber Inc.). Mr. Creamer received a Bachelor of Arts degree from Brown University and a Master of Business Administration degree from the Harvard Graduate School of Business Administration. He is a citizen of the United States.

    JONATHAN E. DICK has served as a director of Carrier1 International since August 1998. Mr. Dick has been a Managing Director of Primus Venture Partners, Inc. since December 1993. Prior to joining Primus in June 1991, Mr. Dick held various positions in sales management at Lotus Development Corporation.
Mr. Dick is also a director of Ingredients.com, Paycor, Inc., PlanSoft Corporation and Spirian Technologies, Inc. Mr. Dick received a Bachelor of Science degree in Applied Mathematics and Economics from Brown University and a Master of Business Administration degree from the Harvard Graduate School of Business Administration. He is a citizen of the United States.

    MARK A. PELSON has served as a director of Carrier1 International since August 1998. Mr. Pelson is a Principal of Providence Equity Partners Inc., which he joined in August 1996. Prior to 1996, Mr. Pelson was a co-founder and director, from 1995 to 1996, of TeleCorp., Inc., a wireless telecommunications company, and from 1989 to 1995 served in various management positions with AT&T, including most recently as a general manager of strategic planning and mergers and acquisitions. Mr. Pelson is a director of Madison River Telephone Company, L.L.C., GlobeNet Communications Group Limited and Language Line Holdings, LLC. Mr. Pelson received a Bachelor of Arts degree from Cornell University and a Juris Doctorate from Boston University. Mr. Pelson is the son of Victor A. Pelson. He is a citizen of the United States.

    VICTOR A. PELSON has served as a director of Carrier1 International since January 1999. Mr. Pelson is a Senior Advisor to Warburg Dillon Read LLC., an investment banking firm. He was a Director and Senior Advisor of Dillon, Read & Co. Inc. at the time of its merger in 1997 with SBC Warburg. Before joining Dillon, Read in April 1996, Mr. Pelson was associated with AT&T from 1959 to March 1996, where he held a number of executive positions, including Group Executive and President responsible for the Communications Services Group, Executive Vice President and member of the Management Executive Committee. At his retirement from AT&T, Mr. Pelson was Chairman of Global Operations (for what is now AT&T, Lucent Technologies and NCR) and a member of the Board of directors. Mr. Pelson is also chairman of the Board of trustees of New Jersey Institute of Technology and a director of Eaton Corporation, Dun & Bradstreet Corporation and United Parcel Service, Inc. and Dynatech Corporation.
Mr. Pelson received a Bachelor of Science degree in Mechanical Engineering from New Jersey Institute of Technology and a Master of Business Administration degree from New York University. Mr. Pelson is the father of Mark A. Pelson. He is a citizen of the United States.

    THOMAS J. WYNNE has served as a director of Carrier1 International since January 1999. Mr. Wynne is currently a partner with Sycamore Creek Development Co. He was President and Chief Operating Officer of LCI International Inc. and its subsidiaries from July 1991 to October 1997. From 1977 to 1991, Mr. Wynne held several executive positions with MCI Communications Corp., including President of the West Division, Vice President of Sales and Marketing for the Mid-Atlantic Division, and Vice President in the Midwest Division. Mr. Wynne holds a Bachelor of Science degree in Political Science from St. Joseph's University. He is a citizen of the United States.

                               BOARD OF DIRECTORS

    The general affairs and business of Carrier1 are managed by the Board of directors. Carrier1's Articles of Incorporation provide for at least three directors appointed by a general meeting of shareholders for terms no greater than six years. Under the Articles, the number and terms of directors are to be determined, and each director may be reelected or removed at any time, by a general meeting of shareholders. Directors are not required to hold any shares in Carrier1 by way of qualification. Carrier1 is bound by the joint signature of two directors or the sole signature of a managing director for ordinary course management decisions, if one has been appointed by the Board. Carrier1 currently has six directors and has no persons appointed as corporate officers. Each director was appointed to hold office for a term of 6 years.

COMMITTEES OF THE BOARD OF DIRECTORS

    Our Board has recently established an audit committee. The audit committee, consisting of Messrs. Dick, Wynne and M. Pelson, is responsible for reviewing the services provided by our independent auditors, our annual financial statements and our system of internal accounting controls. The audit committee did not meet during 1999.

    The Board has adopted a written charter for the audit committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Carrier1 does not have a compensation committee. The compensation of executive officers and other of our key employees is determined by the Board. Stig Johansson, our President and Chief Executive Officer, is currently a member of the Board and has participated in such determinations. See "Certain Relationships and Related Transactions" for a description of transactions involving some members of the Board.

COMPENSATION OF DIRECTORS

    Carrier1 will reimburse the members of the Board for their reasonable out-of-pocket expenses incurred in connection with attending Board meetings. Additionally Carrier1 maintains directors' and officers' liability insurance. Carrier1 has granted 20,000 options to purchase shares to each of Messrs. Wynne and V. Pelson. Members of the Board receive no other compensation for services provided as a director.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to, our Chief Executive Officer and our other four most highly compensated executive officers during the periods from March 4, 1998 through December 31, 1998 and from January 1, 1999 through December 31, 1999. During 1998, these individuals held options in Carrier One, LLC, which in turn held substantially all of the equity of Carrier1. Pursuant to a restructuring of our management equity, these options for Carrier One, LLC interests were cancelled and equivalent options for shares of Carrier1 were issued in their place. The economic terms of these new options are substantially the same as the terms of the Carrier One, LLC options.

                           SUMMARY COMPENSATION TABLE

                                                        SHORT TERM COMPENSATION         LONG TERM COMPENSATION
                                                     -----------------------------   ----------------------------
                                                                                     SECURITIES
                                                                      OTHER          UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION  PERIOD(A)   SALARY(B)   BONUS(B)   COMPENSATION(B)(C)    OPTIONS     COMPENSATION(E)
---------------------------  ---------   ---------   --------   ------------------   ----------   ---------------
Stig Johansson...........      1999      $279,603    $43,339          $27,938          355,555        $72,823
  PRESIDENT AND CHIEF          1998       245,569     46,044           22,188               (d)        39,550
  EXECUTIVE OFFICER
Eugene A. Rizzo..........      1999       197,368     30,592           26,723          355,555         31,649
  VICE PRESIDENT, SALES AND    1998       173,343     32,502           22,188               (d)        27,248
  MARKETING
Terje Nordahl............      1999       171,051     26,513           25,263          177,777         37,666
  CHIEF OPERATING OFFICER      1998       135,207     25,352           19,969               (d)        24,248
Joachim W. Bauer.........      1999       171,051     26,513           26,245          355,555         40,380
  CHIEF FINANCIAL OFFICER      1998       150,230     28,168           23,147               (d)        34,793
Kees Van Ophem...........      1999       171,051     26,513           25,111          355,555         16,788
  VICE-PRESIDENT, PURCHASE     1998       150,230     28,168           22,188               (d)        14,756
  AND GENERAL COUNSEL

------------------------

(a) Short term compensation for the 1998 period relates to the period from March 4, 1998 through December 31, 1998 except in the case of Terje Nordahl, for whom the relevant 1998 period was March 26, 1998 through December 31, 1998.

(b) We record this compensation expense in Swiss Francs. The U.S. dollar amounts shown for 1998 were calculated using an average exchange rate of $0.69337 to SFr1, and for 1999 were calculated using an average exchange rate of $0.65789 to SFr1.

(c) Consists of general business expenses and contributions under a health plan for our executive officers. Business expenses consist of car and travel expenses in the following approximate amounts, in thousands:

                                                                1998       1999
                                                              --------   --------
Stig Johansson..............................................   $22.2      $27.9
Eugene A. Rizzo.............................................    22.2       26.7
Terje Nordahl...............................................    20.0       25.3
Joachim W. Bauer............................................    22.2       26.2
Kees van Ophem..............................................    22.2       25.1

------------------------

(d) Pursuant to the equity restructuring, options to purchase Carrier One, LLC interests, which were granted to each executive in 1998, have been cancelled and were replaced by the economically equivalent options shown above as granted in 1999.

(e) Consists of contributions under a defined contribution pension plan.

STOCK OPTION GRANTS AND FISCAL YEAR-END VALUES

    The following tables set forth information regarding grants of options to purchase shares of Carrier1 and the fiscal year-end value of such options, which were granted to the executive officers listed in the Summary Compensation Table above pursuant to the 1999 share option plan to replace options to purchase Carrier One, LLC interests pursuant to a restructuring of our management equity. The economic terms of these new options are substantially the same as the terms of the Carrier One, LLC options. Options vest in equal annual installments over the five years ending on the fifth anniversary of the grant date of the predecessor options, subject to the executive's continuing employment.

                             OPTION GRANTS IN 1999

                                                            INDIVIDUAL GRANTS
                              -----------------------------------------------------------------------------
                                                 PERCENT OF
                                 NUMBER OF      TOTAL OPTIONS
                                SECURITIES       GRANTED TO     EXERCISE                      PRESENT VALUE
                                UNDERLYING      EMPLOYEES IN      PRICE                        AT DATE OF
NAME                          OPTIONS GRANTED       1999        ($/SHARE)   EXPIRATION DATE     GRANT(A)
----                          ---------------   -------------   ---------   ---------------   -------------
Stig Johansson..............      355,555           14.4%         $2.0      March 4, 2008      $106,666.65
Eugene A. Rizzo.............      355,555           14.4%          2.0      March 4, 2008       106,666.65
Terje Nordahl...............      177,777            7.2%          2.0      March 26, 2008       53,333.25
Joachim W. Bauer............      355,555           14.4%          2.0      March 4, 2008       106,666.65
Kees van Ophem..............      355,555           14.4%          2.0      March 4, 2008       106,666.65

------------------------

(a) The fair value of options grants is estimated on the date of the grant of the economically equivalent predecessor options to purchase Carrier One, LLC interests, using the minimum value option-pricing model, as allowed under SFAS 123 for nonpublic companies, for pro-forma footnote purposes with the following assumptions used: dividend yield of 0%, risk-free interest rate of 5.53%, and expected option life of 5 years.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                  NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                           SHARES                   UNEXERCISED OPTIONS/SARS AT     IN-THE-MONEY OPTIONS/SARS AT
                         ACQUIRED ON    VALUE            DECEMBER 31, 1999               DECEMBER 31, 1999
NAME                      EXERCISE     REALIZED      EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
----                     -----------   --------   -------------------------------   ----------------------------
Stig Johansson.........       0           $0              71,111/284,444                $2,726,395/10,905,583
Eugene A. Rizzo........       0            0              71,111/284,444                 2,726,395/10,905,583
Terje Nordahl..........       0            0              35,555/142,222                 1,363,179/ 5,452,791
Joachim W. Bauer.......       0            0              71,111/284,444                 2,726,395/10,905,583
Kees van Ophem.........       0            0              71,111/284,444                 2,726,395/10,905,583

    Carrier1 has authorized the issuance of options for up to 2,747,222 shares of Carrier1 pursuant to its 1999 share option plan dated as of December 30, 1998. As of December 31, 1999, Carrier1 had outstanding options for a total of 2,478,468 shares under the 1999 share option plan and we are completing the process of granting an additional 97,000 options to new employees. The Board has approved and we are in the process of implementing our 2000 share option plan and expect to grant additional options to employees in the future. Carrier1 has also issued options to acquire 20,000 shares to each of Messrs. Wynne and V. Pelson outside the scope of the 1999 share option plan.

EMPLOYMENT AGREEMENTS

    Each of Stig Johansson, Eugene A. Rizzo, Terje Nordahl, Joachim W. Bauer and Kees van Ophem has entered into an employment agreement with a wholly owned subsidiary of Carrier1. The employment agreements provide that the executive shall serve in his current capacity and that the executive shall be paid base salary, bonus and pension plan contributions as set forth in the Summary Compensation Table. Such agreements include, among others, the following terms:

    TERM. The employment agreements continue for an unspecified period of time and may be terminated by either party upon six months' notice.

    NONDISCLOSURE, NONCOMPETITION AND NONSOLICITATION COVENANTS. Each of the above executives has agreed that during his period of employment and the eighteen months thereafter he will not participate in any business that is engaged in the provision of international long distance telecommunications services or that is otherwise in competition with any business conducted by Carrier One, LLC or its subsidiaries. Additionally, each of the above executives has agreed that during this non-compete period, he will not induce or attempt to induce any of our employees to leave our employ, nor will he attempt to induce any of our suppliers, distributors or customers to cease doing business with us. Each of the above executives has also agreed that he will refrain from disclosing confidential information. In addition, each of the above executives is subject to nondisclosure, noncompetition and nonsolicitation covenants pursuant to deeds of covenant entered into among Carrier One, LLC, Carrier One Limited, Providence and the executives.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EQUITY INVESTMENTS

    As of December 31, 1999, shares of Carrier1 were held by Carrier1's management and employees, Providence Equity Partners L.P. (which holds one share) and Carrier One, LLC. Messrs. Johansson, Bauer, Rizzo, van Ophem, Craven and Nordahl are among the management that have subscribed and paid for outstanding shares.

    Carrier One, LLC is the vehicle through which Providence and Primus participate in the equity investment in Carrier1. In addition, Thomas J. Wynne and Victor A. Pelson, who are directors of Carrier1, hold interests in Carrier One, LLC through arrangements arrived at separately with Providence and

Primus. Mr. Wynne owns (directly or through trusts organized for the benefit of family members) 400,000 Class A Units in Carrier One, LLC, acquired at a purchase price of $1.00 per Class A Unit. Mr. Wynne disclaims beneficial ownership of any Class A Units in any such trusts. Mr. Pelson owns 100,000 Class A Units in Carrier One, LLC, acquired at a purchase price of $1.00 per Class A Unit. Messrs. Wynne and Pelson do not directly hold any outstanding shares of Carrier1 International.

    In 1999, we completed a restructuring of our management equity arrangements. Pursuant to this restructuring, each of Messrs. Johansson, Bauer, Rizzo, van Ophem, Craven and Nordahl in effect exchanged his equity interests and options that he had held in Carrier One, LLC to acquire an equivalent dollar amount of shares and options to purchase shares of Carrier1. Each effected this exchange through a series of transactions with Carrier One, LLC, Providence and Primus and Carrier1. These individuals' portions of the total equity investment in Carrier1 did not change significantly as a result of this restructuring, but each of these individuals holds shares and options to acquire shares of Carrier1 directly. In addition, Carrier1 has granted Thomas J. Wynne and Victor A. Pelson options to purchase a total of 40,000 shares of Carrier1 (20,000 shares for each), at $2.00 per share.

    1999 SHARE OPTION PLAN

    The Board of Carrier1 has adopted the 1999 share option plan, dated as of December 30, 1998, under which we and related companies of the consolidated Carrier1 group may grant to any employee or director options for shares of Carrier1 or other equity securities issued by Carrier1 International. The option plan is administered by the Board or a committee appointed by the Board, and authorizes the Board or such committee to issue options in such forms and on such terms as determined by the Board or such committee. The Board or such committee may determine the number of options to grant. During 1999, the Board raised the maximum number of shares issuable pursuant to the option plan from 2,222,222 to 2,747,222 shares. The per share exercise price for the options may not be less than $2.00. If options are to be granted to an employee of a subsidiary, such subsidiary will grant such options instead of Carrier1. Carrier1 will grant the subsidiary options to acquire shares to meet its option obligations at a per share exercise price based upon an agreed fair market value (or, failing agreement, a fair market value determined by the Board). Options granted under the option plan will vest in five equal annual installments beginning on the first anniversary of the date of commencement of employment. Options will expire if not exercised within 10 years of the grant, or on an earlier date as specified by the Board or the committee. If the employment of a participant is terminated for any reason, all unvested options will immediately expire and vested options must be exercised within a particular number of days, which number will vary depending on the reasons for termination. Subject to certain exceptions, options will be nontransferable during the life of an optionee except pursuant to a valid domestic relations order. Upon an optionee's death, disability or termination of employment, the subsidiary which employs the optionee, or its designee, will have the right to repurchase all shares held by the optionee, whether or not such shares were acquired pursuant to the exercise of options. Under Luxembourg law, Carrier1 and certain subsidiaries may be precluded from exercising such right directly.

    As of December 31, 1999, we have granted options pursuant to the option plan to acquire 2,478,468 shares at exercise prices ranging from $2.00 to $40.34 per share plus applicable capital duty (currently 1% of the subscription price payable to Carrier1 International by the subsidiary granting the applicable option).

    The Board has approved and we are in the process of implementing the 2000 share option plan, which is substantially similar in terms to the 1999 share option plan. We are completing the process of granting an additional 97,000 options to new employees and we intend to grant additional options to employees in the future.

    SECURITIES PURCHASE AGREEMENT

    Carrier1, Carrier One, LLC and employee investors have entered into the securities purchase agreement (effective as of March 1, 1999) under which Carrier One, LLC and each employee investor has purchased, or committed to purchase, a specified number of shares at prices ranging from $2.00 to $40.34 per share, for an aggregate purchase price of approximately $6.0 million. As part of the restructuring of the management equity arrangements described above, each of Messrs. Johansson, Bauer, Rizzo, van Ophem, Craven, Nordahl, Gross, and Poulter, in effect, exchanged 68,260 Class A Units (at $1.00 per unit) of Carrier One, LLC to acquire, pursuant to the securities purchase agreement, 34,130 shares (at $2.00 per share). Carrier1 intends in the future to issue additional shares to employees that are or become party to the securities purchase agreement. The securities purchase agreement also contains provisions relating to the completion of the equity investment in Carrier1 by Carrier One, LLC in which Providence, Primus and Messrs. Wynne and Pelson have membership interests. The $60 million equity investment by Providence and Primus was completed in February 1999. Carrier One, LLC has paid in an additional $800,000 to the capital of Carrier1 and received 400,000 shares. The securities purchase agreement provides that Carrier1 will indemnify Carrier One, LLC and employee investors for, among other things, losses related to any transaction financed or to be financed with proceeds from the sale of securities purchased pursuant to the securities purchase agreement or any related agreement and environmental losses. The securities purchase agreement contains customary conditions, representations and warranties.

    REGISTRATION RIGHTS AGREEMENT

    Carrier1, Carrier One, LLC, and Messrs. Johansson, Bauer, Rizzo, van Ophem, Craven, Nordahl, Gross, Poulter, Wynne and Pelson, as the original investors, have entered into a registration rights agreement, effective as of March 1, 1999. The registration rights agreement provides that Carrier One, LLC may at any time request registration under the Securities Act of its shares and certain other equity securities. In addition, the registration rights agreement gives certain piggyback registration rights to Carrier One, LLC and the original investors and, at the request of certain original investors, possibly additional employees party to the securityholders' agreement described below. The registration rights agreement contains provisions governing the registration statement filing process. Among other things, it provides that Carrier1 will bear all registration expenses and expenses for each piggyback registration in which Carrier One, LLC or any of the original investors participate, other than underwriting discounts and commissions, in connection with its obligations under the registration rights agreement.

    SECURITYHOLDERS' AGREEMENT

    In connection with the securities purchase agreement, Carrier1 has entered into a securityholders' agreement, effective as of March 1, 1999, with Messrs. Wynne and Pelson, the employee investors and Carrier One, LLC. This agreement places restrictions on employee investors' ability to transfer their securities without the prior written consent of the Board except under special circumstances. Transfers of securities are subject to the right of first refusal by Carrier One, LLC or its transferee. Carrier One, LLC will also benefit from preemptive rights in certain other circumstances. This agreement also provides that the employee investors will (i) consent to and raise no objections to a sale of Carrier1 approved by the Board and (ii) comply with a Board request to pledge their securities to secure financing to be provided to Carrier1 International. Employee investors have tag-along rights in the event of sales by Carrier One, LLC or its members of securities if a change of control is involved. Finally, under this agreement, the employee investors agree not to disclose confidential information of, compete with, or solicit employees or customers from Carrier One, LLC or Carrier1.

EPOCH PEERING ARRANGEMENT

    We have entered into a peering arrangement with Epoch Networks. The contract with Epoch Networks provides for the free exchange of Internet traffic between us and Epoch Networks. A fund managed by Providence that holds a majority of the Class A Units of Carrier One, LLC and another fund managed by Providence that also holds an interest in Class A Units of Carrier One, LLC own a combined 19% of the outstanding equity of Epoch Networks. Glenn Creamer, one of our directors, is also a director of Epoch.

DATA CENTER FACILITIES JOINT VENTURE

    We are developing our network of data centers in major European markets through our Digiplex joint venture, formerly named the Hubco joint venture. Digiplex intends to build up to 20 to 25 facilities, generally ranging in size from 100,000 to 350,000 square feet in major markets in Europe during 2000 and 2001. We expect to have a minimum of between 10,000 and 25,000 square feet for our use and the use of our customers in each facility. We expect to connect each facility to our fiber optic network. As a strategic anchor tenant in these facilities, we will have favorable rents and rights to additional space. We can opt not to be a strategic anchor tenant in some planned locations and, if we wish to build data centers in additional locations, we have given Digiplex the right of first refusal to construct them.

    We expect to compete with Digiplex and another of our joint venture partners in providing data center capabilities. The joint venture agreement permits us to do so, with some exceptions. Moreover, we will be entitled to retain the benefits of our strategic anchor tenant status unless we default or we cease to be a Digiplex shareholder or we acquire or are acquired by a company that competes with Digiplex.

    Our partners in Digiplex include an investment vehicle for funds managed by Providence and Primus. Glenn Creamer, one of our directors, is a director of Digiplex.

360NETWORKS INC. BACKHAUL AGREEMENT

    In December 1999, we entered into an agreement with a subsidiary of 369Networks inc. (formerly Worldwide Fiber Inc.), a wholesale managed bandwidth services provider with substantial North American and transatlantic assets, under which we will provide bandwidth from the point of termination of its transatlantic capacity in London, to destinations across Europe. We expect to commence transmission pursuant to this agreement in March 2001 and, as one of their major providers of European backhaul capacity, expect to deliver a substantial amount of bandwidth over the 15 year term of the agreement. Under the agreement, 360Networks has the option to swap excess transatlantic capacity for four strands of fiber on our German network or a combination of two strands of fiber and a 10 Gbps wavelength once it has purchased a total of 100 STM-1s. A fund managed by Providence owns approximately 4.5% of the outstanding common stock of 360Networks inc. Glenn Creamer, one of our directors, is also a director of 360Networks inc.

OTHER TRANSACTIONS

    Carrier One, LLC advanced a loan of $68,260, bearing interest at 12%, to Mr. van Ophem, evidenced by a promissory note dated June 30, 1998, to finance his original equity investment in Carrier One, LLC. Mr. van Ophem is required to repay principal and interest on the loan in five equal annual installments of $18,936 commencing July 1, 2001. Effective as of March 1, 1999, Carrier1 International GmbH became the creditor with respect to the loan. As of December 31, 1999, Mr. van Ophem owed $68,260 to Carrier1.

    During the year ended December 31, 1999 and during the period ended December 31, 1998, we reimbursed Providence and Primus for expenses incurred in connection with our formation and the negotiation of certain agreements we entered into. Such reimbursements totaled $96,000 and $339,000, respectively, and were expensed as selling, general and administrative expenses.

                              BENEFICIAL OWNERSHIP

BENEFICIAL OWNERSHIP OF CARRIER1

    The following table sets forth information regarding the beneficial ownership of the shares of Carrier1, as of March 22, 2000 by:

        (1) each person known to Carrier1 to own beneficially more than 5% of Carrier1's outstanding shares,

        (2) each director of Carrier1,

        (3) each executive officer of Carrier1 listed in the Summary Compensation Table under "Executive Compensation" above, and

        (4) all executive officers and directors of Carrier1 as a group.

    All information with respect to beneficial ownership has been furnished to us by the respective shareholders of Carrier1.

                                                              NUMBER OF    PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                         SHARES     OF SHARES
---------------------------------------                       ----------   ----------
Carrier One, LLC............................................  28,272,087      69.8%
  c/o Providence Equity Partners Inc.
  901 Fleet Center
  50 Kennedy Plaza
  Providence, RI 02903
Providence Equity Partners L.P.(2)..........................  28,272,088      69.8
  901 Fleet Center
  50 Kennedy Plaza
  Providence, RI 02903
Jonathan M. Nelson(2).......................................  28,272,088      69.8
Paul J. Salem(2)............................................  28,272,088      69.8

NAME OF EXECUTIVE OFFICER OR DIRECTOR
------------------------------------------------------------
Stig Johansson(3)...........................................     176,352         *
Eugene A. Rizzo(3)..........................................     176,352         *
Terje Nordahl(3)............................................     105,240         *
Joachim Bauer(3)............................................     176,352         *
Kees van Ophem(3)...........................................     176,352         *
Glenn M. Creamer(2).........................................  28,272,088      69.8
Jonathan E. Dick............................................          --        --
Mark A. Pelson..............................................          --        --
Victor A. Pelson(4).........................................       8,000         *
Thomas J. Wynne(4)..........................................       8,000         *
All directors and executive officers as a group (12           29,275,088      70.2
  persons)..................................................

------------------------

*   Less than one percent.

(1) "Beneficial owner" refers to a person who has or shares the power to vote or direct the voting of a security or the power to dispose or direct the disposition of the security or who has the right to acquire beneficial ownership of a security within 60 days. More than one person may be deemed to be a beneficial owner of the same securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of March 22, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Carrier One, LLC is the direct beneficial owner of 30,399,999 shares and Providence Equity Partners L.P. ("Providence L.P.") is the direct beneficial owner of 1 share. Providence L.P. is the majority Class A Unit holder of Carrier One, LLC, and by virtue of such status may be deemed to be the beneficial owner of the shares in which Carrier One, LLC has direct beneficial ownership. Providence Equity Partners L.L.C. ("PEP LLC") is the general partner of Providence L.P., and by virtue of such status may be deemed to be the beneficial owner of the shares in which Providence L.P. has direct or indirect beneficial ownership. Jonathan M. Nelson, Glenn M. Creamer and Paul J. Salem may be deemed to share voting and investment power with respect to the shares in which PEP LLC has direct or indirect beneficial ownership. Each of Jonathan M. Nelson, Glenn M. Creamer, Paul J. Salem, PEP LLC and Providence L.P. disclaims such deemed beneficial ownership. The address of Messrs. Nelson and Salem is c/o Providence Equity Partners Inc., 901 Fleet Center, 50 Kennedy Plaza, Providence, RI 02903.

(3) Includes 34,130 shares and an additional 142,222 shares (71,110, in the case of Mr. Nordahl) issuable to each such person upon exercise of options which are exercisable within 60 days.

(4) Consists of options exercisable within 60 days that Carrier1 International has issued to each of Thomas J. Wynne and Victor A. Pelson out of a total of 40,000 shares (20,000 shares each).

BENEFICIAL OWNERSHIP OF CARRIER ONE, LLC, THE MAJORITY SHAREHOLDER OF CARRIER1

    The following table sets forth certain information regarding the beneficial ownership of Class A Units (the "Class A Units") of Carrier One, LLC, the majority shareholder of Carrier1, as of December 31, 1999 by:

        (1) each director of Carrier1,

        (2) each executive officer of Carrier1 International listed in the Summary Compensation Table under "Executive Compensation" above,

        (3) all directors and executive officers of Carrier1 as a group as of December 31, 1999, and

        (4) each person known to Carrier1 to own beneficially more than 5% of Carrier One, LLC's Class A Units.

                                                                                PERCENTAGE OF
NAME OF DIRECTOR/EXECUTIVE OFFICER                            NUMBER OF UNITS     UNITS(1)
----------------------------------                            ---------------   -------------
Stig Johansson..............................................            --             --
Eugene A. Rizzo.............................................            --             --
Terje Nordahl...............................................            --             --
Joachim Bauer...............................................            --             --
Kees van Ophem..............................................            --             --
Glenn M. Creamer (2)........................................    50,000,000          82.24%
Jonathan E. Dick............................................            --             --
Mark A. Pelson..............................................            --             --
Victor A. Pelson............................................       100,000              *
Thomas J. Wynne (3).........................................       400,000              *
All directors and executive officers as a group (12             50,500,000          83.55%
  persons)..................................................

NAME AND ADDRESS OF BENEFICIAL OWNER
------------------------------------------------------------
Providence Equity Partners, L.P. (2)........................    49,312,400          81.11%
  901 Fleet Center
  50 Kennedy Plaza
  Providence, RI 02903

Jonathan M. Nelson (2)......................................    50,000,000          82.24%
Paul J. Salem (2)...........................................    50,000,000          82.24%
Primus Capital Fund IV Limited Partnership (4)..............     9,600,000          15.79%
  5900 Landerbrook Drive,
  Suite 200
  Cleveland, OH 44124-4020

------------------------

*   Less than one percent.

(1) Based upon 60.8 million Class A Units outstanding.

(2) Providence L.P. holds 49,312,400 Class A Units, and another fund managed by Providence holds 687,600 Class A Units. PEP LLC is the general partner of Providence L.P. and the other fund, and by virtue of such status may be deemed to be the beneficial owner of the Class A Units in which

    Providence L.P. and the other fund have direct or indirect beneficial ownership. Jonathan M. Nelson, Glenn M. Creamer and Paul J. Salem may be deemed to share voting and investment power with respect to the Class A Units in which PEP LLC has direct or indirect beneficial ownership. Each of Jonathan M. Nelson, Glenn M. Creamer, Paul J. Salem and PEP LLC disclaims such deemed beneficial ownership.

(3) Thomas J. Wynne holds (directly or through trusts organized for the benefit of family members) 400,000 Class A Units. These Class A Units do not include additional options that Carrier1 has issued to Mr. Wynne for a total of 40,000 shares. Mr. Wynne disclaims beneficial ownership in any Class A Units held in any such trusts.

(4) Primus Capital Fund IV Limited Partnership ("Primus Capital LP") holds 9,600,000 Class A Units and another fund managed by Primus holds 400,000 Class A Units. Primus Venture Partners IV Limited Partnership ("Primus Venture LP") is the general partner of Primus Capital LP and the other fund, and Primus Venture Partners IV, Inc. ("Primus Venture Inc.") is the General Partner of Primus Venture LP. By virtue of such status, either of Primus Venture LP or Primus Venture Inc. may be deemed to be the beneficial owner of the Class A Units in which Primus Capital LP and the other fund have beneficial ownership. Each of Primus Venture LP and Primus Venture Inc. disclaims such deemed beneficial ownership.

                                 OTHER MATTERS

    The proxy holders are authorized to vote, in their discretion, upon matters incidental to matters listed on the agenda or emergency decisions as may come before the annual meeting, the special meeting and any adjournment of the meetings. Among the procedural matters presented to each meeting, shareholders or their proxies will appoint a "bureau" under Luxembourg practice. The "bureau" consists of a president to preside at the meeting, a secretary in charge of drawing up the minutes, and a scrutineer to verify the capacity of the persons present. Bureau members are chosen from the persons in attendance. The bureau members will establish a presence list to be signed by the participants at the meetings. The bureau members will also sign the minutes of the meetings, as will those shareholders who so request. Other than the proposals described above and procedural matters for the conduct of the meetings, the Board knows of no other matters which will be presented for action by the shareholders.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Without prejudice to the statutory rights granted under Luxembourg law to shareholders who alone or in aggregation with other shareholders control 20% of the shares of the Company, proposals of shareholders intended to be presented at the 2001 annual meeting of shareholders must, in addition to satisfying the other requirements of the Securities and Exchange Commission's rules and regulations, be received by the Company at its principal executive offices no later than January 16, 2001 in order to be considered for inclusion in the Company's 2001 Proxy Statement.

                       MATERIAL INCORPORATED BY REFERENCE

    Our Annual Report to Shareholders for the fiscal year ended December 31, 1999, including audited financial statements, accompanies this Proxy Statement in the form of copies of the Company's Form 10-K filed with the U.S. Securities and Exchange Commission, together with supplementary material. The accompanying Annual Report does not include exhibits to the Form 10-K, however. Upon request by an eligible shareholder, we will provide copies of these exhibits for a reasonable fee. Requests for a copy of the exhibits should be mailed to:
Carrier1 International S.A., Attn: Investor Relations, c/o Carrier1 International GmbH, Militarstrasse 36, CH-8004, Zurich, Switzerland. Alternatively, a copy of our Form 10-K and the exhibits can be obtained by searching the U.S. Securities and Exchange Commission's EDGAR database on the U.S. Securities and Exchange Commission's website at "www.sec.gov."

                                          By Order of the Board of Directors

                                          Stig Johansson
                                          Director, President and
                                          Chief Executive Officer

Luxembourg
May 15, 2000

                                    ANNEX A

                          CARRIER 1 INTERNATIONAL S.A.

                                (THE "COMPANY")
                                SOCIETE ANONYME
                                3, ROUTE D'ARLON
                                L-8009 STRASSEN
                          RC LUXEMBOURG N DEG. B 65864

                                ANNUAL ACCOUNTS
                           STATUTORY AUDITORS' REPORT
                            REPORT OF THE DIRECTORS

                      AUGUST 13, 1998 -- DECEMBER 31, 1999

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
STATUTORY AUDITORS' REPORT..................................      1

ANNUAL ACCOUNTS.............................................

  --Balance sheet...........................................      2
  --Profit and loss account.................................      3
  --Notes to the annual accounts............................      4

REPORT OF THE DIRECTORS.....................................      7

To the Shareholders of
Carrier 1 International S.A.

LUXEMBOURG

    We have audited the attached annual accounts of Carrier 1 International S.A. (the "Company") for the period from August 13, 1998 to December 31, 1999. These annual accounts are the responsibility of the Board of Directors. Our responsibility is to express an opinion on these annual accounts based on our audit.

    We conducted our audit in accordance with International Standards on Auditing. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the annual accounts are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the accounts. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors in preparing the accounts, as well as evaluating the overall accounts' presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the attached annual accounts give, in conformity with the Luxembourg legal and regulatory requirements, a true and fair view of the assets, liabilities and financial position of Carrier 1 International S.A. as at December 31, 1999 and the results of its operations for the period then ended.

DELOITTE & TOUCHE
Statutory auditor

B. Schaus
Director

February 11, 2000

                          CARRIER 1 INTERNATIONAL S.A.

                                 BALANCE SHEET

                            AS AT DECEMBER 31, 1999

                      (EXPRESSED IN UNITED STATES DOLLARS)

                                                                 1999
ASSETS                                                        -----------
                                                                  USD
FIXED ASSETS
  Intangible assets (note 3)................................   14,284,382

  Financial assets (note 2)
    Shares in affiliated undertakings.......................   40,249,665
    Loans to affiliated undertakings........................  286,896,016
    Own shares (note 5)                                             8,166
                                                              -----------
                                                              327,153,847

CURRENT ASSETS
  Other debtors.............................................      377,019
  Cash at bank..............................................       87,051
  Restricted Cash...........................................   63,658,536
                                                              -----------
                                                               64,122,606

PREPAYMENTS & ACCRUED INCOME                                    2,064,646

LOSS FOR THE FINANCIAL PERIOD...............................   17,821,755
                                                              -----------
                                                              425,447,236
                                                              ===========

LIABILITIES

CREDITORS: amounts becoming due and payable within one year
  Trade creditors...........................................       41,450
  Amounts owed to affiliated undertakings...................    6,152,321
  Other creditors including tax and social security.........   12,371,474

CREDITORS: amounts becoming due and payable after more than one year

  Debenture loans and warrants payable......................  338,336,506

CAPITAL & RESERVES (note 4)

  Subscribed capital........................................   66,021,400
  Share premium.............................................    2,524,085
                                                              -----------
                                                               68,545,485
                                                              -----------
                                                              425,447,236
                                                              ===========

     The accompanying notes form an integral part of these annual accounts.

                          CARRIER 1 INTERNATIONAL S.A

                            PROFIT AND LOSS ACCOUNT

                     FOR THE PERIOD ENDED DECEMBER 31, 1999

                      (EXPRESSED IN UNITED STATES DOLLARS)

                                                               FOR THE PERIOD
                                                               FROM AUGUST 13,
                                                                   1998 TO
                                                              DECEMBER 31, 1999
                                                              -----------------
                                                                     USD
CHARGES

Interest payable and similar charges........................      30,460,694
Loss on foreign exchange....................................       7,754,420
Other charges...............................................         647,456
                                                                  ----------
                                                                  38,862,570
                                                                  ==========

INCOME
Other interest receivable and similar income derived from
  affiliated undertakings...................................      17,602,821
Other interest receivable and similar income derived from
  outside parties...........................................       3,437,994
LOSS FOR THE FINANCIAL PERIOD...............................      17,821,755
                                                                  ----------
                                                                  38,862,570
                                                                  ==========

     The accompanying notes form an integral part of these annual accounts.

                          CARRIER 1 INTERNATIONAL S.A.

                          NOTES TO THE ANNUAL ACCOUNTS

                     FOR THE PERIOD ENDED DECEMBER 31, 1999

NOTE 1--GENERAL

    Carrier 1 International S.A. (the "Company") was incorporated as a SOCIETE ANONYME on August 13, 1998 in Luxembourg for an unlimited period. The Company's registered office is at 3, route d'Arlon, L-8009 Strassen, and it is registered under RC Luxembourg N DEG.B65864.

    The objective of the Company is to carry out all transactions pertaining to acquiring participating interests in any enterprise, in whatever form, having activities directly or indirectly related to the field of telecommunications, and the administration, management, control, and development of those participating interests. Additionally, the Company may take any action permitted by the laws of Luxembourg for commercial companies.

    The Company's accounting year coincides with the calendar year with the exception of the first accounting year, which concerns the period from August 13, 1998 to December 31, 1999.

    The ultimate parent of the Company is Carrier One International LLC which files consolidated accounts in the United States of America.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The annual accounts are prepared in accordance with generally accepted accounting principles and regulations in force in the Grand Duchy of Luxembourg

    The significant accounting policies are as follows:

    FOREIGN CURRENCIES

    The Company maintains its accounting records in United States Dollar (USD) and the annual accounts are expressed in this currency. Assets and liabilities denominated in foreign currencies are translated into United States Dollar at the period-end exchange rate. This may result in the recognition of unrealised exchange losses. In accordance with Luxembourg requirements, unrealised gains are not recognised. Transactions in foreign currencies are translated at the exchange rate in effect at the time of the transaction.

    INTANGIBLE FIXED ASSETS

    Intangible assets include financing costs capitalised linked to the issuance of debentures loans and warrants; they also include the cost of licences acquired by the Company.

    Financing costs are amortised over the life of the related liability. Licences are amortised over a period of ten years.

    FINANCIAL FIXED ASSETS

    Financial fixed assets are stated at cost. Where there is a permanent diminution in value of the financial fixed assets, a value adjustment is made.

    DEBTORS

    Debtors are valued at their nominal value less provision for any permanent diminution in value.

                          CARRIER 1 INTERNATIONAL S.A.

                     FOR THE PERIOD ENDED DECEMBER 31, 1999

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PROVISIONS FOR LIABILITIES AND CHARGES

    At the close of business each year, the board of directors determines whether provisions should be set up to cover foreseeable liabilities and charges.

NOTE 3--INTANGIBLE ASSETS

                                               FINANCING
                                                 COSTS      LICENCES     TOTAL
                                               ----------   --------   ----------
COST.........................................  15,191,085    82,561    15,273,646
Amortisation for the period ended
  December 31, 1999..........................    (986,678)   (2,586)     (989,264)
                                               ----------    ------    ----------
NET BOOK VALUE...............................  14,204,407    79,975    14,284,382

NOTE 4--CAPITAL AND RESERVES

    SHARE CAPITAL

    The Company was incorporated with an issued capital amounting to USD 40,000 divided into 20,000 shares with a par value of USD 2 each.

    The authorised capital of the corporation is fixed at USD 60,000,000 to be divided into 30,000,000 shares with a par value of USD 2 each.

    In 1998, the share capital was increased to USD 30,770,414 by the issue of 15,365,207 new shares with a par value of USD 2 each.

    At January 11, 1999, the share capital was increased to USD 37,770,413 by the issue of 3,500,000 new ordinary shares with a par value of USD 2 each.

    At January 27, 1999, the share capital was increased to USD 37,971,852 by the issue of 95,719 new ordinary shares with a par value of USD 2 each.

    At February 3, 1999, the share capital was increased to USD 41,961,852 by the issue of 2,000,000 new ordinary shares with a par value of USD 2 each.

    At February 10, 1999, the authorised capital was fixed at USD 110,000,000 to be divided into 55,000,000 shares with a par value of USD 2 each. A maximum of USD 4,444,444 are reserved to the holders of options issued under the 1999 Share Option Plan approved by the board of directors on January 15, 1999 and a maximum of USD 8,000,000 are reserved for the holders of warrants issued as part of an issuance by the corporation of 1 USD Units, each USD Unit consisting of one dollar note due 2009 and one warrant to purchase shares of common stock of the corporation and/or 2 Euro Units, each Euro Unit consisting of one Euro note due 2009 and one warrant to purchase shares of common stock of the corporation, in each case as determined by the board of directors or its designee(s).

    At February 17, 1999, the share capital was increased to USD 60,000,000 by the issue of 9,019,074 new ordinary shares with a par value of USD 2 each.

                          CARRIER 1 INTERNATIONAL S.A.

                     FOR THE PERIOD ENDED DECEMBER 31, 1999

NOTE 4--CAPITAL AND RESERVES (CONTINUED)
    At May 18, 1999, the share capital was increased to USD 62,038,142 by the issue of 1,019,071 new ordinary shares with a par value of USD 2 each.

    At October 8, 1999, the share capital was increased to USD 66,021,400 by the issue of 1,991,629 new ordinary shares with a par value of USD 2 each.

    Consequently, at December 31, 1999, the subscribed capital of the corporation is fixed at USD 66,021,400 represented by 33,010,700 shares with a par value of USD 2 each, all paid in full.

    LEGAL RESERVE

    In accordance with Luxembourg Law, the Company must appropriate to the legal reserve a minimum of 5% of the net profit, until such reserve equals 10% of the share capital. This reserve is not available for distribution.

NOTE 5--OWN SHARES

    The company has repurchased 4,083 shares (valued at USD 8,166) of its own capital. The Company has repurchased these shares in order to satisfy the requirements of a repurchase agreement with former employees. The amount repurchased is equal to approximately 0.01% of the outstanding share capital.

    Under Luxembourg law the company will be required to allocate future earnings to a reserve in an amount equal to the own shares recorded on the balance sheet.

NOTE 6--TAXATION

    The company is subject to the fiscal Law applicable to all Capital Companies in Luxembourg. For the period ended December 31, 1999, the Company has not incurred any tax expense.

                          CARRIER 1 INTERNATIONAL S.A.
                            REPORT OF THE DIRECTORS

    To the shareholders of CARRIER 1 INTERNATIONAL S.A.

    We have pleasure in submitting the balance sheet, the profit and loss account and accompanying notes for the year ended December 31, 1999.

    The Carrier 1 International S.A. accounting year coincides with the calendar year with the exception of the first accounting year, which concerns the period from August 13, 1998, the date of incorporation, to December 31, 1999.

    The results for the financial period starting August 13, 1998 and ending December 31, 1999 show a loss of USD 17,821,755 which is in accordance with the directors' prior expectations. The directors recommend that the loss is retained and carried forward.

    We also recommend that you approve the accounts as presented and that you vote for the discharge of the directors and of the statutory auditors from all liability resulting from the performance of their functions during the first accounting year.

    The Company has repurchased 4,083 shares (valued at USD 8,166) of its own capital in order to satisfy the requirements of a repurchase agreement with former employees. The amount repurchased is equal to approximately 0.01% of the outstanding share capital. The Company holds no other shares of its own capital.

    In the first quarter of 2000, the Company issued and sold to the public 8,625,000 shares at a price (including the underwriting commissions and discounts) of Euro 87.00 per share and USD 17.4835 per American Depositary Share (each ADS representing 0.2 shares).

    For your information, a detailed explanation of the activity and consolidated financial statements of the Company and its subsidiaries is found in the Company's annual report on Form 10-K, filed with the US Securities and Exchange Commission on March 30, 2000.


Stig Johansson                                 Glenn E. Creamer
Director                                       Director

May 2, 2000

        This report is not a part of the annual accounts of the Company.